Exhibit 23.2

Cole Samsel & Bernstein, LLC

Certified Public Accountants

72 Essex Street

Lodi, NJ 07644

(201) 368-9300

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use of our report dated July 6, 2005 relating to the restated financial statements of Bridge Oncology Products, Inc. for the year ended June 30, 2005 in the Registration Statement on Form SB-2/A dated May 17, 2006 of Somanta Pharmaceuticals, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Signed,

/s/ COLE SAMSEL & BERNSTEIN, LLC

COLE SAMSEL & BERNSTEIN, LLC

May 12, 2006